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                                                                    EXHIBIT 23.3





INDEPENDENT AUDITORS' REPORT


We consent to the use in this Registration Statement of AMRE, Inc. on Form S-4 of our report dated March 4, 1996, on the financial statements of Congressional Construction Corporation for the years ended December 31, 1995 and 1994, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
April 15, 1996